Exhibit 10.2

HSBC [LOGO]

Commercial Banking - GP 3, Div M
(CARM 061013)

CONFIDENTIAL
Concord Camera HK Ltd
14/F ADP Pentagon Centre
98 Texaco Road
Tsuen Wan                                                        18 October 2006
NEW TERRITORIES

Attn: Mr Paul Wong

Dear Sir

BANKING FACILITIES
A/C NO. 500-166012-001

With reference to our recent discussion, we confirm our agreement to extending the following revised banking facilities to your company which will be made available on the specific terms and conditions outlined below. These facilities are subject to review at any time and, in any event by 15 June 2007, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                              New               Previously
                                              ---               ----------
Import Facilities                             USD4,700,000.-    USD7,700,000.-

Documentary Credits to your suppliers and Import Loan Facilities in either HK Dollars or Foreign Currency for up to 120 days, less any usance/credit periods granted by your suppliers

within which                                  (USD4,700,000.-)  (USD7,700,000.-)

Goods under your control and/or Trust Receipts

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

Security

As revised security, we continue to hold a charge over your deposit for USD5,200,000.- (to be reduced from USD8,200,000.-) placed with us supported by the Registered "Security Over Deposit" dated 27 January 2006 together with Board Resolution dated 24 January 2006.

                                                                     Page 1 of 2

The Hongkong and Shanghai Banking Corporation Limited
HSBC Main Building, 1 Queen's Road Central, Hong Kong
Tel: (852) 2822 1111 Fax: (852) 2899 8846
Telex:73205 HSBC HX Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk

Incorporated in the Hong Kong SAR with limited liability.
Registered at the Hong Kong Companies Registry No. 263876

HSBC [LOGO]

Concord Camera HK Ltd                                            18 October 2006
--------------------------------------------------------------------------------

In the event of the value of the foreign currency deposit charged to us falling below the required level and upon our request, you should immediately pledge to us additional security acceptable to us to bring the value back to the threshold.

Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

Apart from the foregoing, all other terms and conditions relating to your existing banking facilities remain unchanged as detailed in our letter of 11 July 2006.

Please arrange for the authorised signatories of your company, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which these revised facilities are granted.

Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Section 83 of the Banking Ordinance

Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this facility letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this facility letter, that you immediately advise us in writing.

These revised facilities will remain open for acceptance until the close of business on 8 December 2006 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours faithfully

                                                  For and On behalf of
                                                  CONCORD CAMERA HK LIMITED

                                                  /s/ Nancy Ling   Paul Wong

/s/ Terence Li

Terence Li
Senior Vice President

/kk

Encl

                                                                     Page 2 of 2